Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made and entered into as of June 16, 2026, by and among Bed Bath & Beyond, Inc., a Delaware corporation (“Parent”), the undersigned stockholder (“Stockholder”) of Fathom Holdings Inc., a North Carolina corporation (the “Company”), and, solely with respect to Section 3(c), the Company.

RECITALS

A.         Concurrently with the execution and delivery of this Agreement, Parent, Fathom Merger Sub, Inc., a North Carolina corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into a Merger Agreement and Plan of Reorganization dated as of the date hereof (as it may be amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”), which provides for, among other things, the merger (the “Merger”) of Merger Sub with and into the Company in accordance with its terms.

B.         Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of such number of shares of each class of capital stock of the Company as is indicated on the signature page of this Agreement.

C.        As a condition to the willingness of Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, Parent has required that Stockholder enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Stockholder and Parent hereby agree as follows:

1.           Certain Definitions.

(a)         Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.  For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

“affiliate” means, as to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person.

“Constructive Sale” means with respect to any security, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security, or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership of such security.

“Representatives” means, with respect to a Person, such Person’s directors, officers, employees, accountants, consultants, legal counsel, investment bankers, advisors, agents, and other representatives.

“Shares” means (i) all shares of capital stock of the Company owned, beneficially or of record, by Stockholder or its affiliates as of the date hereof, and (ii) all additional shares of capital stock of the Company acquired by Stockholder or its affiliates, beneficially or of record, during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as such term is defined in Section 10 below).

“Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation, or suffrage of a lien, security interest, or encumbrance in or upon, or the gift, grant, or placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession, by domestic relations order or other court order, or otherwise by operation of law) or any right, title, or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise, but excluding the grant of a proxy to vote Shares in compliance with this Agreement), or the record or beneficial ownership thereof, or the offer to make such a sale, transfer, Constructive Sale, or other disposition, and any Contract, agreement, arrangement, or understanding, whether or not in writing, to effect any of the foregoing.

2.           Transfer and Voting Restrictions.

(a)         Except as permitted pursuant to Section 2(d), at all times during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date, Stockholder shall not, and shall cause its affiliates not to, except in connection with the Merger, Transfer or suffer a Transfer of any of the Shares.

(b)          Except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, Stockholder shall not, and shall cause its affiliates not to, commit any act that could restrict or affect Stockholder’s or such affiliates’ legal power, authority, and right to vote all of the Shares then owned of record or beneficially by Stockholder or such affiliate or otherwise prevent or disable Stockholder or such affiliate from performing any of its obligations under this Agreement.  Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, Stockholder shall not, and shall cause its affiliates not to, enter into any voting agreement with any person or entity with respect to any of the Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares that would constitute a Transfer, deposit any of the Shares in a voting trust, or otherwise enter into any agreement or arrangement with any person or entity limiting or affecting Stockholder’s or such affiliates’ legal power, authority, or right to vote the Shares in favor of the approval of the Proposed Transaction.

(c)           Any Transfer in violation of this Section 2 shall be void ab initio.

(d)          Notwithstanding Section 2(a), Section 2(b), and Section 2(c), Stockholder may Transfer Shares (i) to any Affiliate of Stockholder, (ii) as a bona fide gift to an immediate family member or trust for the benefit of Stockholder and/or immediate family members, (iii) by will or intestate succession, or (iv) by operation of Law, provided that, in the case of clauses (i)–(iii), (A) prior to any such Transfer the transferee executes a joinder agreeing to be bound by this Agreement with respect to the transferred Shares and (B) no such Transfer would reasonably be expected to prevent, delay or adversely affect the consummation of the transactions contemplated hereby.

3.           Agreement to Vote Shares.

(a)          Subject to the other provisions of this Agreement and the Merger Agreement, prior to the Expiration Date, at every meeting of the stockholders of the Company, however called, and at every adjournment, recess or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, Stockholder (in Stockholder’s capacity as such) shall, and shall cause its affiliates to, appear at the meeting or otherwise cause the Shares to be present thereat for purposes of establishing a quorum in accordance with the bylaws of the Company and vote (i) in favor of the adoption of the Merger Agreement and the approval of the Merger and the transactions contemplated thereby (collectively, the “Proposed Transaction”) and any other proposal in respect of which the vote or written consent of the Company’s stockholders is requested that could reasonably be expected to facilitate the Proposed Transaction (including the Merger) (including any proposal to adjourn, recess or postpone the Company Stockholders Meeting to solicit additional proxies to approve and adopt the Merger Agreement and the Proposed Transaction on the date on which such Company Stockholders Meeting is held), (ii) against the approval or adoption of any proposal made in opposition to, or in competition with, the Proposed Transaction, and (iii) against any of the following (to the extent unrelated to the Proposed Transaction):  (A) any merger, consolidation, or business combination involving the Company or any of its Subsidiaries other than the Proposed Transaction; (B) any sale, lease, or transfer of all or substantially all of the assets of the Company or any of its Subsidiaries; (C) any reorganization, recapitalization, dissolution, liquidation, or winding up of the Company or any of its Subsidiaries; or (D) any other action that is intended, or could reasonably be expected, to result in a breach of any covenant, representation, or warranty or any other obligation or agreement of the Company under the Merger Agreement or of Stockholder under this Agreement or otherwise impede, interfere with, delay, postpone, discourage, or adversely affect the consummation of the Proposed Transaction.  To the extent that the approval set forth in Section 3(a)(i) is to be taken by written consent in lieu of a meeting of the Company’s stockholder, the Stockholder shall deliver a duly executed affirmative written consent in favor of the Proposed Transaction.

(b)         If Stockholder or any of its affiliates is the beneficial owner, but not the record holder, of the Shares, Stockholder agrees to take, and to cause its affiliates to take, all actions necessary to cause the record holder and any nominees to vote all of the Shares in accordance with Section 3(a).

(c)        Notwithstanding anything to the contrary herein, the Company and Parent each expressly acknowledge that Stockholder is entering into this Agreement solely in its capacity as the owner (of record or beneficially) of the Shares and this Agreement shall not limit or otherwise affect the actions or fiduciary duties of Stockholder, or any affiliate, partner, trustee, beneficiary, settlor, employee or designee of Stockholder or any of its affiliates (collectively, the “Holder Affiliates”) in its capacity, if applicable, as an officer of the Company or a member of the Company Board or any committee thereof, and neither the Company nor the Parent shall, directly or indirectly, assert any claim that any action taken by Stockholder or any of the Holder Affiliates in its capacity as an officer or a member of the Company Board or any committee thereof violates this Agreement.

4.         No Solicitation.  Except as permitted by Section 6.3 of the Merger Agreement, Stockholder shall not, and shall cause its affiliates and Representatives not to, directly or indirectly, (a) solicit, initiate, encourage, induce, or facilitate the making, submission, or announcement of any Company Acquisition Proposal or take any action that could reasonably be expected to lead to a Company Acquisition Proposal, (b) furnish any nonpublic information regarding the Company or any of its Subsidiaries to any Person in connection with or in response to a Company Acquisition Proposal or an inquiry or indication of interest that could reasonably be expected to lead to a Company Acquisition Proposal, (c) engage in discussions or negotiations with any Person with respect to any Company Acquisition Proposal, (d) approve, endorse, or recommend any Company Acquisition Proposal or (e) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any transaction which is the subject of any Company Acquisition Proposal.

5.         Action in Stockholder Capacity Only.  Stockholder is entering into this Agreement solely in Stockholder’s capacity as a record holder and beneficial owner, as applicable, of Shares and not in Stockholder’s capacity as a director or officer of the Company.  In furtherance thereof, and notwithstanding the other terms set forth herein, nothing herein shall (i) limit, restrict, or affect Stockholder’s ability to act as an officer or director of the Company or (ii) prohibit Stockholder from complying with Stockholder’s fiduciary duties and other legal obligations in such capacity or as otherwise required by applicable Law including, without limitation, either taking actions otherwise prohibited hereunder or failing to take actions otherwise required hereunder.

6.           Representations and Warranties of Stockholder.  Stockholder hereby represents and warrants to Parent as follows:

(a)         (i) Stockholder is the beneficial or record owner of the shares of capital stock of the Company indicated on the signature page of this Agreement free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects, or encumbrances; and (ii) Stockholder does not beneficially own any securities of the Company other than the shares of capital stock and rights to purchase shares of capital stock of the Company set forth on the signature page of this Agreement.

(b)         As of the date hereof and for so long as this Agreement remains in effect (including as of the date of the Company Stockholders Meeting, which, for purposes of this Agreement, includes any adjournment or postponement thereof), except as otherwise provided in this Agreement, Stockholder has full power and authority to (i) make, enter into, and carry out the terms of this Agreement; and (ii) vote all of the Shares in the manner set forth in this Agreement without the consent or approval of, or any other action on the part of, any other person or entity (including any Governmental Entity).  Without limiting the generality of the foregoing, Stockholder has not entered into any voting agreement (other than this Agreement) with any Person with respect to any of the Shares, granted any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust, or entered into any arrangement or agreement, whether oral or written, with any Person limiting or affecting Stockholder’s legal power, authority, or right to vote the Shares on any matter.  As of the date hereof, there are no Proceedings pending or, to the knowledge of such Stockholder, threatened against such Stockholder or any of its affiliates that would restrict, prohibit, delay or impair the ability of such Stockholder to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement.

(c)          Stockholder, if it is an entity, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.  This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder enforceable against Stockholder in accordance with its terms.  The execution and delivery of this Agreement and the performance by Stockholder of the agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of such Stockholder’s organizational documents, any Contract to or by which Stockholder is a party or bound, or any Law or Order to which Stockholder (or any of Stockholder’s assets) is subject or bound, except for any such breach, violation, conflict, or default which, individually or in the aggregate, would not impair or adversely affect Stockholder’s ability to perform Stockholder’s obligations under this Agreement or render inaccurate any of the representations made herein.

(d)         Except as disclosed pursuant to the Merger Agreement, no investment banker, broker, finder, or other intermediary is entitled to a fee or commission from Parent, Merger Sub, or the Company in respect of this Agreement or the Merger Agreement based upon any arrangement or agreement made by or on behalf of Stockholder.

(e)         Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon Stockholder’s execution and delivery of this Agreement and the representations and warranties of Stockholder contained herein.

7.         Communications.  Unless required by applicable Law or permitted under Section 6.3 of the Merger Agreement, Stockholder shall not, and shall cause its affiliates and Representatives not to, make any press release, public announcement or other communication with respect to the business or affairs of the Company, Parent or Merger Sub, including this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of Parent.  Stockholder hereby (i) consents to and authorizes the publication and disclosure by Parent, Merger Sub and their respective affiliates and Representatives of Stockholder’s identity and holding of Shares, and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement in any public disclosure document required by applicable Law in connection with the Proposed Transaction or any other transactions contemplated by the Merger Agreement and (ii) agrees as promptly as practicable to notify Parent of any required corrections with respect to any information supplied by Stockholder specifically for use in any such disclosure document.

8.        Waiver of Appraisal and Dissenter Rights and Certain Other Actions.  Stockholder hereby irrevocably and unconditionally waives, to the fullest extent of the Law, and agrees to cause to be waived and not to assert any appraisal rights, any dissenter’s rights and any similar rights, including under Article 13 of Chapter 55 of the NCBCA or Section 262 of the DGCL, with respect to all of the Shares with respect to the Merger and the Proposed Transaction.

9.          Legal Proceedings.  Stockholder shall not, and shall cause its affiliates not to, commence or participate in any class action or other Proceeding with respect to, any claim, derivative or otherwise, against Parent, the Company, Merger Sub or any of their respective affiliates (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of, or other claim against, Parent or the Company or the board of directors of Parent or the Company in connection with the evaluation, negotiation or entry into this Agreement or the Merger Agreement or the Proposed Transaction (it being understood and agreed that nothing in this Section 9 shall restrict or prohibit Stockholder or any affiliate thereof from (i) participating as a defendant or asserting counterclaims or defenses in any Proceeding brought or claims asserted against it or any of its affiliates relating to this Agreement, the Merger Agreement or the Proposed Transaction, or (ii) from enforcing its rights under this Agreement or the Merger Agreement).

10.        Termination.  This Agreement shall terminate and be of no further force or effect whatsoever as of the earlier of (a) such date and time as the Merger Agreement shall have been validly terminated pursuant to the terms of Article 8 thereof, (b) the Effective Time or (c) a Change of Company Board Recommendation (the “Expiration Date”); provided, however, that (i) Section 11 shall survive the termination of this Agreement, and (ii) the termination of this Agreement shall not relieve Stockholder from any liability for any inaccuracy in or breach of any representation, warranty, or covenant contained in this Agreement.

11.         Miscellaneous Provisions.

(a)           Amendments.  This Agreement may not be amended, except by an instrument in writing signed by the parties hereto.

(b)          Waivers.  No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, or any failure or delay on the part of any party in the exercise of any right hereunder, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, or covenants contained in this Agreement.  The waiver by any party of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.  Any waiver by a party of any provision of this Agreement shall be valid only if set forth in a written instrument signed on behalf of such party.

(c)          Entire Agreement.  This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein or therein, are not intended to confer upon any other Person any rights or remedies hereunder or thereunder.

(d)          Governing Law.  This Agreement and all claims and causes of action arising in connection herewith shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware, except that matters relating to the fiduciary duties of the Stockholder as an officer of the Company or a member of the Company Board or the internal affairs of the Company shall be subject to the internal Laws of the State of North Carolina.

(e)       Consent to Exclusive Jurisdiction; Venue; Service of Process.  Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, solely if such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division), or if subject matter jurisdiction over the matter that is the subject of the Proceeding is vested exclusively in the federal courts of the United States of America, the Federal court of the United States of America sitting in the district of Delaware, and any appellate court from any thereof, in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such Proceeding except in such courts, (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in any such court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court. Each of the parties agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement, to the fullest extent permitted by Law, irrevocably consents to service of process in the manner provided for notices in Section 11(n). Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(f)         WAIVER OF JURY TRIAL.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11 (f).

(g)          Attorneys’ Fees.  In any action at law or suit in equity with respect to this Agreement or the rights of any of the parties, the prevailing party in such action or suit shall be entitled to receive its reasonable attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

(h)          Assignment and Successors.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, including Stockholder’s estate and heirs upon the death of Stockholder, provided that except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests, or obligations of the parties may be assigned or delegated by any of the parties without prior written consent of the other parties except that Parent, without obtaining the consent of any other party, shall be entitled to assign this Agreement or all or any of its rights hereunder to (i) any Affiliate of Parent or (ii) any successor to Parent in connection with the Proposed Transaction.  No assignment by Parent under this Section 11(h) shall relieve Parent of its obligations under this Agreement.  Any assignment in violation of the foregoing shall be void and of no effect.

(i)           No Third-Party Rights.  This Agreement shall be binding upon and inure solely to the benefit of the parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(j)        Further Assurances.  Stockholder agrees to cooperate fully with Parent and to execute and deliver such further documents, certificates, agreements, and instruments and to take such other actions as may be reasonably requested by Parent to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purpose of this Agreement.  Stockholder hereby agrees that Parent may publish and disclose in the Joint Proxy Statement/Prospectus (including all documents and schedules filed with the SEC) such Stockholder’s identity and ownership of Shares and the nature of such Stockholder’s commitments, arrangements, and understandings under this Agreement and that Parent and/or the Company may further file this Agreement as an exhibit to any filing required to be made by Parent with the SEC relating to the Proposed Transaction.  Stockholder agrees to notify Parent promptly of any additional shares of capital stock of the Company of which Stockholder becomes the record or beneficial owner after the date of this Agreement.

(k)          Severability.  If any term or other provision (or part thereof) of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement (or parts thereof) shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision (or part thereof) is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law and in an acceptable manner to the end that the transactions contemplated herein are fulfilled to the extent possible.

(l)          Time of Essence.  Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement.

(m)         Specific Performance; Injunctive Relief.  The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (including failing to take such actions as are required by the parties hereunder to consummate the transactions contemplated herein), irreparable damage would occur, no adequate remedy at Law would exist and damages would be difficult to determine, and, accordingly, (a) the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at Law or in equity; (b) the parties waive any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or injunctive relief; and (c) the parties will waive, in any action for specific performance, the defense of adequacy of a remedy at Law.  Parent’s or Merger Sub’s pursuit of specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by the other party in the case of a breach of this Agreement involving a Willful and Material Breach.

(n)          Notices.  Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered or sent if delivered in Person, (ii) on the next Business Day if transmitted by national overnight courier or (iii) when sent if sent by email (to the extent no “bounce back” or similar message indicating non-delivery is received by the transmitter with respect thereto): (i) if to Parent, to the address or e-mail address provided in the Merger Agreement, including to the persons designated therein to receive copies; and (ii) if to Stockholder, to Stockholder’s address or e-mail address shown below Stockholder’s signature on the last page hereof.

(o)         Counterparts.  This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Until and unless each party has received a counterpart hereof signed by the other parties, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to Agreement or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include signatures transmitted by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

(p)          Headings.  The headings contained in this Agreement are for reference purposes only, and shall not affect, in any way, the meaning or interpretation of this Agreement.

(q)         Construction.  In this Agreement, unless a clear contrary intention appears, (i) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (iii) “or” is used in the inclusive sense of “and/or”; and (iv) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding.”

(r)          Legal Representation.  This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation thereof.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

PARENT:	STOCKHOLDER:
BED BATH & BEYOND, INC.

By:	By:
Name:	Name:
Title:	Title:

Address:

With respect to Section 3(c) only:	Telephone: (___) _____-________
COMPANY:	E-mail Address: ___________________

FATHOM HOLDINGS INC.

Shares Beneficially Owned by Stockholder:

By:	shares of Company Common Stock
Its:	options to acquire Company Common Stock